FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              Bream Ventures, Inc.
                 (Name of small business issuer in its charter)

                             Nevada 1081 98-0344538
     (State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Number) Identification Number)


                              Bream Ventures, Inc.
                               522-625 Howe Street
                             Vancouver, B.C. V6C 276
                              Phone: (604) 209-4213


          (Address and telephone number of principal executive office)


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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                         Name of each exchange on which
Title of each class to be so Registered          each class is to be Registered
---------------------------------------          ------------------------------
Common Stock, par value $0.01 per share          Over-The-Counter Bulletin Board


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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         The Commission is respectfully requested to send copies of all notices, orders and communications to:

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Common Stock to be registered hereunder is described under the heading "Description of Bream Ventures, Inc. Capital Stock" prospectus, dated July 2, 2002(the "Prospectus") as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus forms a part of registration statement No. 333-56200 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act and was declared effective by the Commission on July 2, 2002. The aforementioned description in the Prospectus is hereby incorporated by reference into this Item 1.

Item 2.  EXHIBITS.

1. Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Prospectus filed June 25, 2001 and incorporated herein by reference).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 15, 2002

Bream Ventures, Inc.
 /s/ Anthony England
---------------------------------------
 Name:  Anthony England
Title: President and Chief Financial Officer
(Principal Financial Officer)